UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED):  MAY 25, 2004

COMMISSION FILE NO.:  000-31631

TRANS MAX TECHNOLOGIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEVADA (STATE OR OTHER JURISDICTION OF INCORPORATION)	42-1599830 (IRS EMPLOYER IDENTIFICATION NO.)

200 TRADE ZONE DRIVE, RONKONKOMA, NEW YORK 11779
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(631) 285-7101
(ISSUER TELEPHONE NUMBER)

PERMA TUNE ELECTRONICS, INC.
(FORMER NAME)

Item 1.                        Changes in Control of Registrant.

On May 25, 2004, Eastern Business Associates, Inc., a Bahamian corporation, acquired 43,002,350 shares of the Registrant's common stock, which constitutes approximately 19.4% of the Registrant's issued and outstanding shares of its common stock.

On May 25, 2004, Balboa Group, Inc., a Bahamian corporation, acquired 43,002,350 shares of the Registrant’s common stock, which constitutes approximately 19.4% of the Registrant’s issued and outstanding shares of its common stock.

On May 25, 2004, Financial Investors, Inc., a Bahamian corporation, acquired 43,002,350 shares of the Registrant’s common stock, which constitutes approximately 19.4% of the Registrant’s issued and outstanding shares of its common stock.

Samuel Higgins is the Managing Director of all three of the aforesaid corporations.

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Item 5.                        Other Events.

On May 28, 2004, due to concerns with the current officers and directors of the Registrant, namely Peter Mergenthaler as President, Secretary-Treasurer and director and Paul Cervino as director, and their reported misuse of company funds and stock accounts, the new majority shareholders, Balboa Group, Inc., Financial Investors, Inc. and Eastern Business Associates, Inc. pursuant to Section 78.320(2) of the Nevada Revised Statutes executed a Written Consent of the Shareholders of Trans Max Technologies, Inc., a Nevada corporation, giving their written consent to the election of Ray Brouzes and Frances Langford as directors of the Registrant, in lieu of (1) the annual meeting of the shareholders or (2) a special meeting in lieu of annual meeting of the shareholders for the purpose of electing the directors of the corporation for the ensuing year.

Effective May 28, 2004, Ray Brouzes and Frances Langford assumed their duties as the new Directors of the Registrant.

Effective May 29, 2004, Peter Mergenthaler was removed as President and Secretary-Treasurer of the Registrant, and Ray Brouzes was elected and is serving as President, and Frances Langford was elected and is serving as Secretary-Treasurer of the Registrant.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trans Max Technologies, Inc.

June 28, 2004

/s/ Ray Brouzes
     Ray Brouzes,
     President and Director